Exhibit 4.64

SUBSCRIPTION AGREEMENT

NEVADA GEOTHERMAL POWER INC.

FOR UNITS BEING OFFERED FOR SALE AND
PURCHASED BY RESIDENTS OF
THE PROVINCES OF BRITISH COLUMBIA, ALBERTA, SASKATCHEWAN, ONTARIO, QUEBEC,
NOVA SCOTIA AND
OFF-SHORE RESIDENTS.

INSTRUCTIONS

All Subscribers:

1.

Complete and sign the Execution Pages of the Subscription Agreement.

2.

Complete and sign schedule B attached to the Subscription Agreement.

3.

Complete schedule C attached to the Subscription Agreement.

Canadian Subscribers only:

Also complete and sign schedule D attached to the Subscription Agreement, if applicable, and, if you are, or your disclosed principal is, an "accredited investor", appendix A attached thereto.

A completed and originally executed copy of, and the other documents required to be delivered with, this subscription agreement must be delivered, by no later than 1:00 p.m. (Toronto time) on February 22, 2007 to Dundee Securities Corporation at 1 Adelaide St. East, Suite 2700, Toronto, Ontario M5C 2V9 , Attention: Vilma Jones (Tel: 416-350-3303, Fax: 416-350-3312).

SUBSCRIPTION AGREEMENT

TO:

Purchasers of Units

of Nevada Geothermal Power Inc.

Dear Sirs/ Mesdames

Re:      Sale of Units

This subscription agreement is to confirm your agreement to purchase from Nevada Geothermal Power Inc. (the "Corporation"), subject to the terms and conditions set forth herein, that number of Units (as hereinafter defined) set out above your name on the execution pages hereof (the "Purchased Securities") at the price of $0.65 per Unit (the "Purchase Price"). Each Unit is comprised of one common share of the Corporation and one common share purchase warrant (a “Warrant”) of the Corporation, each Warrant being exercisable to acquire one common share of the Corporation at an exercise price of $1.10 for a period of 24 months after the Closing Date (as hereinafter defined) subject to an acceleration provision which may reduce the exercise period to thirty (30) days. The Purchased Securities form part of a larger sale of an aggregate of up to 3,850,000 Units (the "Offered Securities") by the Corporation through Dundee Securities Corporation ("Underwriter") by way of private placement, on a "Substituted Purchaser" basis. The Company has also granted the Underwriter an over-allotment option exercisable up to 30 days following the Closing Date, with consent of the Corporation, to increase the size of the Offering by up to 19,227,000 Units at the Purchase Price subject to the same terms and conditions set out herein. A term sheet with respect to the offering of the Offered Securities is attached hereto as schedule A.

The proceeds of the Offered Securities will be immediately available to the Corporation.

1.

Definitions

(a)

Definitions: In this Agreement, unless the context otherwise requires:

(i)

"Agreement" means this subscription agreement as the same may be amended, supplemented or restated from time to time;

(ii)

"Business Day" means a day on which Canadian chartered banks are open for the transaction of regular business in the City of Toronto, Ontario;

(iii)

"Closing" means the closing of the purchase and sale of the Offered Securities;

(iv)

 "Closing Date" means February 26, 2007 or such other date as the Corporation and the Underwriter may mutually agree;

(v)

"Common Shares" means the common shares of the Corporation as constituted on the date hereof;

(vi)

 "Corporation" means Nevada Geothermal Power Inc., a corporation incorporated pursuant to the laws of British Columbia, and includes any successor corporation thereto;

(vii)

"Corporation's Counsel" has the meaning ascribed thereto in paragraph 4.A4(g) hereto;

(viii)

"Directed Selling Efforts" means any activity undertaken for the purpose of, or that could reasonably be expected to have effect of conditioning the market in the United States for any of the Purchased Securities, including the placement of an advertisement in a publication with a general circulation in the United States (as the term is described in Rule 902 of Regulations under the United States Securities Act of 1933, as amended) that refers to the Offering of the Purchased Securities;

(ix)

"Dollar" or "$" means a dollar of lawful money of Canada;

(x)

"Information" means all information regarding the Corporation that is, or becomes, publicly available, together with all information prepared by the Corporation and provided to the Underwriter or to potential purchasers of the Offered Securities, if any, and includes but is not limited to, all press releases, material change reports and financial statements of the Corporation;

(xi)

“NI 45-106” means National Instrument 45-106 Prospectus and Registration Exemptions of the Canadian Securities Administrators;

(xii)

"Offered Securities" means the 3,850,000 Units to be offered for sale by the Corporation through the facilities of the Underwriter;

(xiii)

 "Offering" means the offering for sale of the Offered Securities by the Underwriter by way of private placement, on a "Substituted Purchaser" basis;

(xiv)

"Offering Jurisdictions" means the Provinces of British Columbia, Alberta, Saskatchewan, Ontario, Nova Scotia and Quebec and territories of Canada, the United States and other jurisdictions outside of Canada as may be mutually agreed upon by the Underwriter and the Corporation;

(xv)

"Person" means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind;

(xvi)

"Purchase Price" means $0.65 per Offered Security;

(xvii)

"Purchased Securities" means the Offered Securities purchased by the Subscriber;

(xviii)

"Reporting Provinces" means the Provinces of British Columbia and Alberta collectively;

(xix)

"Securities Laws" means the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of the applicable securities regulatory authority or applicable securities regulatory authorities of, the applicable jurisdiction or jurisdictions collectively;

(xx)

"Stock Exchange" means the TSX Venture Exchange;

(xxi)

"Subject Shares" means the Unit Shares and the Warrant Shares collectively;

(xxii)

"Subscriber" means the Person purchasing the Purchased Securities and whose name appears on the execution pages hereof and who has signed this Agreement or, if the Person whose name appears on the execution pages hereof has signed this Agreement as agent for, or on behalf of, a beneficial purchaser and is not actually purchasing the Purchased Securities as principal, the Person who is the beneficial purchaser of the Purchased Securities as disclosed on the execution pages hereof;

(xxiii)

"Underwriting Agreement" means the Underwriting agreement dated February 9, 2007 between the Corporation and the Underwriter;

(xxiv)

"Underwriter" means Dundee Securities Corporation;

(xxv)

"United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia;

(xxvi)

"Units" means the units of the Corporation being offered for sale by the Corporation, each Unit being comprised of one Common Share and one Warrant;

(xxvii)

"Unit Shares" means the Common Shares comprising part of the Units;

(xxviii)

 "Warrant Certificates" means the certificates representing the Warrants;

(xxix)

"Warrant Shares" means the Common Shares issuable upon the exercise of the Warrants;and

(xxx)

"Warrants" means the common share warrants of the Corporation comprising part of the Units, each Warrant entitling the holder thereof to acquire one Warrant Share at any time from the date of issue of the Warrants until 5:00 p.m. (Toronto time) on the date which is 24 months after the Closing Date, (subject to acceleration) at an exercise price of $1.10, subject to adjustment.

2.

Conditions of Purchase

In connection with your purchase of the Purchased Securities, the following documents are enclosed herewith which you are requested to complete, sign as indicated and return together with an executed copy of this Agreement as soon as possible and in any event no later than 1:00 p.m. (Toronto time) on February 22, 2007.

(a)

schedule B, an information sheet and, to the extent required, appendix A to schedule B, being Form 4C, in the form required by the Stock Exchange;

(b)

schedule C, with respect to registration and delivery instructions;

(c)

if you are, or, if applicable, the beneficial purchaser for whom you are contracting hereunder is, a resident of, or otherwise subject to the Securities Laws of an Offering Jurisdiction, schedule D, being, among other things, your "accredited investor" certification if you are purchasing under the accredited investor prospectus exemption.

You acknowledge and, if applicable, any beneficial purchaser for whom you are contracting hereunder acknowledges, that the obligation of the Corporation to sell the Purchased Securities to the Subscriber is subject to, among other things, the conditions that:

(a)

you have properly completed, executed and delivered within applicable time periods all documents required by the Securities Laws and the policies of the Stock Exchange for delivery on your behalf, including the forms set out in schedules B to D attached hereto, as applicable, to the Corporation as the sale of the Purchased Securities by the Corporation to the Subscriber will not be qualified by a prospectus;

(b)

the representations and warranties made by you and, if applicable, any beneficial purchaser for whom you are contracting hereunder, herein are true and correct when made and are true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date;

(c)

all covenants, agreements and conditions contained in this Agreement to be performed by you and, if applicable, any beneficial purchaser for whom you are contracting hereunder, on or prior to the Closing Date shall have been performed or complied with in all material respects; and

(d)

all necessary regulatory approvals have been obtained prior to the Closing Date.

By returning this Agreement you consent and, if applicable, any beneficial purchaser for whom you are contracting hereunder consents, to the filing by the Corporation of all documents required by the Securities Laws of the Offering Jurisdictions and the policies of the Stock Exchange.

If you are not subscribing for the Purchased Securities for your own account and you are not a trustee or portfolio manager purchasing as trustee or agent, respectively, for accounts which are fully managed by you, each beneficial purchaser for whom you are contracting hereunder must be purchasing the Purchased Securities as principal for its own account and (unless you are an authorized agent with power to sign on behalf of the beneficial purchaser) must execute all documents required by the Securities Laws of the Offering Jurisdictions and the policies of the Stock Exchange with respect to the Purchased Securities being acquired by each such beneficial purchaser as principal. If you are signing this Agreement as agent or pursuant to a power of attorney for the Subscriber, you represent and warrant that you have authority to bind the Subscriber.

You agree, and you agree to cause any beneficial purchaser for whom you are contracting hereunder, to comply with all Securities Laws of the Offering Jurisdictions and with the policies of the Stock Exchange concerning the purchase of, the holding of, and the resale restrictions applicable to, the Purchased Securities.

You acknowledge and, if applicable, any beneficial purchaser for whom you are contracting hereunder acknowledges, that the Corporation has the right to close the subscription books at any time without notice and to accept or reject any subscription in its sole discretion and that the Corporation is relying on the representations, warranties and covenants contained herein and in the applicable schedules attached hereto to determine the eligibility of you or, if applicable, any beneficial purchaser for whom you are contracting hereunder, to subscribe for the Purchased Securities under applicable Securities Laws of the Offering Jurisdictions and the policies of the Stock Exchange.

3.

The Closing

Delivery and payment for the Purchased Securities will be completed at the closing of the purchase and sale of the Offered Securities at the offices of Miller Thompson LLP, Robson Court, 1000-840 Howe Street, Vancouver, British Columbia V6Z 2M1 at 10:00 a.m., Vancouver time, on the Closing Date. If, at the Closing, the terms and conditions contained in the Underwriting Agreement have been complied with to the satisfaction of the Underwriter or waived by the Underwriter, the Underwriter will deliver to the Corporation all completed subscription agreements, including this Agreement, and deliver to the Corporation the aggregate subscription proceeds, against delivery by the Corporation of certificates representing the Offered Securities and such other documentation as may be requested by the Underwriter.

Certificates representing the Purchased Securities will be available for delivery to you against payment to the Underwriter through which the Subscriber subscribed for the Purchased Securities of the amount of the Purchase Price for the Purchased Securities in freely transferable Canadian funds. Such payment is to be made by bank draft, certified cheque or other form of immediately available funds payable in favour of the Underwriter through which the Subscriber subscribed for the Purchased Securities or such other Person as the Underwriter shall advise you. If you do not choose to attend on the Closing Date to receive the certificates representing the Purchased Securities, you, on your behalf or on behalf of others for whom you are contracting hereunder, hereby irrevocably appoint any one of the Underwriter to act as your agent for the purpose of acting as your representative at the Closing and hereby appoint any one of the Underwriter, with full power of substitution, as your true and lawful attorney in your place or stead to execute in your name and on your behalf all closing receipts and documents required, to complete or correct any errors or omissions in any form or document provided by you, to approve any opinion, certificate or other document addressed to you, to waive, in whole or in part, any representation, warranty, covenant or condition for your benefit and contained in the Underwriting Agreement or in this Agreement, to exercise any right of termination contained in the Underwriting Agreement, to terminate or not deliver this Agreement if any condition is not satisfied, in such manner and on such terms and conditions as any one of the Underwriter in the sole discretion thereof may determine and to accept delivery of the certificates representing the Purchased Securities on the Closing Date.

4.

Prospectus Exemptions

The sale of the Purchased Securities by the Corporation to the Subscriber is conditional upon such sale being exempt from the requirements as to the filing of a prospectus and as to the preparation of an offering memorandum or similar document contained in any statute, regulation, instrument, rule or policy applicable to the sale of the Purchased Securities or upon the issue of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum or similar document.

You acknowledge, covenant and agree that:

(a)

you, or, if applicable, others for whom you are contracting hereunder,

(i)

 have been independently advised as to or are aware of the restrictions with respect to trading in, and the restricted period or statutory hold period applicable to, the Unit Shares, the Warrants and the Warrant Shares imposed by the Securities Laws of the Offering Jurisdiction in which you reside or to which you are subject and by the policies of the Stock Exchange,

(ii)

are solely responsible for determining what such restrictions are,

(iii)

are solely responsible (and neither the Corporation nor the Underwriter are in any way responsible) for compliance with applicable resale restrictions,

(iv)

may not be able to transfer or resell the Unit Shares, the Warrants and the Warrant Shares except in accordance with exceptions under the Securities Laws of the applicable Offering Jurisdiction and the policies of the Stock Exchange, and

(v)

that a suitable legend or legends will be placed on the certificates representing the Unit Shares, the Warrants and, if necessary, the Warrant Shares to reflect the applicable restricted period and hold period to which the Unit Shares, the Warrants and, if applicable, the Warrant Shares are subject;

(b)

you, or, if applicable, others for whom you are contracting hereunder, have not received or been provided with a prospectus, offering memorandum (within the meaning of the Securities Laws of the Offering Jurisdictions) or similar document and that your decision, or, if applicable, the decision of others for whom you are contracting hereunder, to enter into this Agreement and to purchase the Purchased Securities from the Corporation has not been based upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation or the Underwriter and that your decision, or, if applicable, the decision of others for whom you are contracting hereunder, is based entirely upon publicly available information concerning the Corporation and you and any others for whom you are contracting hereunder further acknowledge that the sale of the Purchased Securities was not accompanied by any advertisement in printed media of general and regular paid circulation including printed public media, radio, television or telecommunications, including electronic display and the Internet;

(c)

 there is no government or other insurance covering the Offered Securities;

(d)

as a consequence of the sale being exempt from the prospectus requirements of the Securities Laws of the Offering Jurisdictions

(i)

certain protections, rights and remedies provided by the Securities Laws of the Offering Jurisdictions, including statutory rights of rescission or damages, will not be available to you, or others for whom you are contracting hereunder,

(ii)

you, or others for whom you are contracting hereunder, may not receive information that would otherwise be required to be given under the Securities Laws of the Offering Jurisdictions, and

(iii)

the Corporation is relieved from certain obligations that would otherwise apply under the Securities Laws of the Offering Jurisdictions; and

(e)

no Person has made any written or oral representation

(I)

that any Person will resell or repurchase the Purchased Securities, the Unit Shares, the Warrants or the Warrant Shares,

(ii)

that any Person will refund the Purchase Price; or

(iii)

as to the future price or value of the Common Shares.

You, and, if applicable, any others for whom you are contracting hereunder, further acknowledge and agree that the Underwriter assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any such publicly available information or as to whether all information concerning the Corporation required to be disclosed by it has been generally disclosed.

By your acceptance of this Agreement, you, and, if applicable, any others for whom you are contracting hereunder represent and warrant to the Underwriter and to the Corporation (which representations and warranties shall survive the Closing) that:

A.

General:

(a)

You are and any beneficial purchaser for whom you are contracting hereunder is resident, or if not an individual, has the head office, in the jurisdiction set out under the heading "address, including postal code" above your signature or under the heading "address of beneficial purchaser" below your signature, as applicable, set forth on the execution pages of this Agreement which address is your residence or place of business, or the residence or place of business of any beneficial purchaser for whom you are contracting hereunder, such address was not obtained or used solely for the purpose of acquiring the Purchased Securities and you and any beneficial purchaser for whom you are contracting hereunder was solicited in such jurisdiction.

(b)

If you are an individual, you have attained the age of majority in the jurisdiction in which you are resident and have the legal capacity and competence to enter into and be bound by this Agreement and to perform the covenants and obligations herein.

(c)

If you are:

(i)

a corporation, you are duly incorporated and validly subsisting under the laws of your jurisdiction of incorporation and have all requisite legal and corporate power and authority to execute and deliver this Agreement, to subscribe for the Purchased Securities as contemplated herein and to carry out and perform your obligations under the terms of this Agreement; or

(ii)

a partnership, syndicate, or other form of unincorporated organization, you have the necessary legal capacity and authority to execute and deliver this Agreement and to observe and perform your covenants and obligations hereunder and have obtained all necessary approvals in respect thereof.

(d)

None of the funds being used to purchase the Purchased Securities are to your knowledge proceeds obtained or derived directly or indirectly as a result of illegal activities.

(e)

The subscription for Purchased Securities by you and any beneficial purchaser for whom you are contracting hereunder will not constitute a related party transaction within the meaning of the Securities Laws of the Offering Jurisdictions and the policies of the Stock Exchange, with the Corporation.

(f)

You are not and any beneficial purchaser for whom you are contracting hereunder is not a "promoter" of the Corporation within the meaning of the Securities Laws of the Offering Jurisdictions.

(g)

Legal counsel retained by the Corporation (the "Corporation's Counsel") is acting as counsel to the Corporation and not as counsel to you. You understand that you and any beneficial purchaser for whom you are contracting hereunder have been advised to consult with your own legal advisors with respect to the purchase of and trading in any of the Unit Shares, the Warrants and the Warrant Shares and with respect to the resale restrictions imposed by the Securities Laws of the Offering Jurisdiction in which you reside and the policies of the Stock Exchange.

(h)

If you are, or, if applicable, any beneficial purchaser for whom you are contracting hereunder is, a resident of a jurisdiction other than a jurisdiction in Canada, you, and, if applicable, any beneficial purchaser for whom you are contracting hereunder (i) have knowledge of or have been independently advised as to and will comply with the requirements of all the Securities Laws of the Offering Jurisdiction of your residence or the residence of any beneficial purchaser for whom you are contracting hereunder, as the case may be, (ii) confirm that the requirements of the Securities Laws in the Offering Jurisdiction of your residence or the residence of any beneficial purchaser for whom you are contracting hereunder, as the case may be, does not (A) require the Corporation to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind or nature whatsoever, (B) require the Corporation to prepare and file a prospectus or similar document or to register the Unit Shares, the Warrants or the Warrant Shares or (C) impose any registration or other requirements on the Underwriter, and (iii) will provide such evidence of compliance with all such matters as the Corporation or the Underwriter may request.

(i)

If you are resident outside of British Columbia, you, on your own behalf and if applicable, on behalf of others for whom your are contracting hereunder in your capacity as agent for the Subscriber, if not a resident of British Columbia, certify that you are not resident in British Columbia and acknowledge that:

(i)

no securities commission or similar regulatory authority has reviewed or passed on the merits of the Purchased Securities;

(ii)

 there is no government or other insurance covering the Purchased Securities;

(iii)

there are risks associated with the purchase of the Purchased Securities;

(iv)

there are restrictions on the Subscriber’s ability to resell the Purchased Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Purchased Securities;

(v)

the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person registered to sell securities under the Securities Act (British Columbia) and, as a consequence of acquiring Purchased Securities pursuant to this exemption, certain protection, rights and remedies provided by the Securities Act (British Columbia), including statutory rights of rescission or damages, will not be available to the Subscriber; and

(vi)

 the certificates to be delivered to the Subscriber representing the Purchased Securities, purchased by the Subscriber will be in compliance with the applicable law of such jurisdiction and contain a legend stating that the Purchased Securities, are subject to resale restrictions;

(j)

You acknowledge that there are risks associated with the purchase of and investment in the Purchased Securities and you are, and, if applicable, any beneficial purchaser for whom you are contracting hereunder is capable of assessing the proposed investment in the Purchased Securities as a result of financial or investment experience or as a result of advice received from a registered person other than the Corporation or an affiliate thereof and you or, if applicable, any beneficial purchaser for whom you are contracting hereunder, as the case may be, fully understand the restrictions on the transfer or resale of the Purchased Securities and are able to bear the economic loss of the investment in the Purchased Securities.

(k)

You are not a U.S. person (as that term is defined in Regulation under the United States Securities Act of 1933, as amended) or a Person in the United States and you are not acquiring the Purchased Securities on behalf of any U.S. Person or Person in the United States, the Purchased Securities were not offered in the United States; and at the time the buy order for the Purchased Securities was originated, you were, and, if applicable, any beneficial purchaser for whom you are contracting hereunder was, outside the United States and this Agreement was not executed or delivered in the United States.

(l)

You are not purchasing the Purchased Securities as a result of any Directed Selling Efforts by the Corporation, the Underwriter, or any other Person.

(m)

The Purchased Securities to be issued hereunder are not being purchased with knowledge of any material fact about the Corporation that has not been generally disclosed.

(n)

Neither you nor any beneficial purchaser for whom you are contracting hereunder are, with respect to the Corporation, a person, company or combination of persons or companies described in clause (c) of the definition of "distribution" in subsection 1(1) of the Securities Act (Ontario).

(o)

You acknowledge and, if applicable, any beneficial purchaser for whom you are contracting hereunder acknowledges, that no agency, governmental authority, securities commission or similar regulatory body, stock exchange or other entity has reviewed, passed on or made any finding or determination as to the merit for investment of the Subject Shares or the Warrants nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to the Subject Shares or the Warrants.

(p)

This Agreement has been duly executed and delivered and, when accepted by the Corporation, will constitute a legal, valid and binding obligation enforceable against you and, if you are signing this Agreement on behalf of a beneficial purchaser, also against such beneficial purchaser, in each case in accordance with the terms hereof.

(q)

You are subscribing for the Purchased Securities as principal for your own account and not for the benefit of any other person (within the meaning of applicable Securities Laws of the Offering Jurisdictions) or if you are not subscribing as principal,

(i)

you are contracting hereunder as trustee or agent (including, for greater certainty, a trust corporation or a portfolio manager purchasing on behalf of one or more fully managed accounts (within the meaning of applicable Securities Laws)) for one or more beneficial purchasers, you are authorized to execute and deliver this Agreement and all other necessary documentation in connection with the subscription made on behalf of such beneficial purchaser or beneficial purchasers, each of whom is purchasing the Purchased Securities as principal for its own account, not for the benefit of any other person, and this Agreement has been authorized, executed and delivered on behalf of such beneficial purchaser or beneficial purchasers,

(ii)

you acknowledge that either or both the Corporation and the Underwriter may be required by law to disclose the identity of each beneficial purchaser for whom you are contracting hereunder, and

(iii)

if you are contracting hereunder as trustee or agent, other than a trust corporation or a portfolio manager purchasing on behalf of one or more fully managed accounts (within the meaning of applicable Securities Laws), you have disclosed the name of the beneficial purchaser or purchasers on the execution pages hereof.

(r)

The execution and delivery of this Agreement, the performance and compliance with the terms hereof, the purchase of the Purchased Securities and the completion of the transactions described herein by you will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would, if you are not or any beneficial purchaser for whom you are contracting hereunder is not an individual, constitute a material default under any term or provision of your constating documents, by-laws or resolutions or the constating documents, by-laws or resolutions of any beneficial purchaser for whom you are contracting hereunder, as he case may be, the Securities Laws or any other laws applicable to you or any beneficial purchaser for whom you are contracting hereunder, any agreement to which you are or any beneficial purchaser for whom you are contracting hereunder is a party, or any judgment, decree, order, statute, rule or regulation applicable to you or any beneficial purchaser for whom you are contracting hereunder.

(s)

You, on your own behalf and, if applicable, on behalf of each beneficial purchaser for whom you are contracting hereunder, acknowledge and consent to the fact that the Corporation and the Underwriter are collecting your personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time), or that of each beneficial purchaser for whom you are contracting hereunder, for the purpose of completing this Agreement. You, on your own behalf and, if applicable, on behalf of each beneficial purchaser for whom you are contracting hereunder, acknowledge and consent to the Corporation and the Underwriter retaining such personal information for as long as permitted or required by law or business practices. You, on your own behalf and, if applicable, on behalf of each beneficial purchaser for whom you are contracting hereunder, further acknowledge and consent to the fact that the Corporation or the Underwriter may be required by the Securities Laws of the Offering Jurisdictions, the rules and policies of any stock exchange (including the Stock Exchange) or the rules of the Investment Dealers Association of Canada to provide regulatory authorities with any personal information provided by you in this Agreement. You represent and warrant that you have the authority to provide the consents and acknowledgements set out in this paragraph on behalf of each beneficial purchaser for whom you are contracting hereunder. In addition to the foregoing, you agree and acknowledge that the Corporation or the Underwriter, as the case may be, may use and disclose your personal information, or that of each beneficial purchaser for whom you are contracting hereunder, as follows:

(i)

for internal use with respect to managing the relationships between and contractual obligations of the Corporation, the Underwriter and you or any beneficial purchaser for whom you are contracting hereunder;

(ii)

 for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to Canada Revenue Agency;

(iii)

for disclosure to securities regulatory authorities, including the Stock Exchange, and other regulatory bodies with jurisdiction with respect to receiving the acceptance of the Stock Exchange, reports of trade and similar regulatory filings;

(iv)

for disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(v)

for disclosure to professional advisers of the Corporation or the Underwriter in connection with the performance of their professional services;

(vi)

for disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with your prior written consent;

(vii)

for disclosure to a court determining the rights of the parties under this Agreement; or

(viii)

for use and disclosure as otherwise required or permitted by law.

(t)

If the Subscriber or one or more of the beneficial purchasers for whom the Subscriber is contracting hereunder, is resident in Ontario, the Subscriber; on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Subscriber is contracting hereunder, confirms that it has been notified by the Corporation that:

(i)

their names, addresses, telephone numbers and details of their purchase of Purchased Securities will be given to the Ontario Securities Commission, (the "OSC"),such information is being collected by the OSC under the authority granted to it in securities legislation of Ontario,

(ii)

the collection of such information by the OSC is for the purposes of the administration and enforcement of the securities legislation of Ontario, and

(iii)

it can contact the OSC at the following address to obtain answers to questions about the OSC’s indirect collection of such information: Ontario Securities Commission, 20 Queen Street West, Suite 1903, Toronto, ON M5H 3S8

(iv)

and authorizes such collection of information by the OSC.

B.

British Columbia, Alberta and Ontario If you are resident in, or are otherwise subject to the Securities Laws of the Provinces of British Columbia, Alberta or Ontario, then:

(u)

You are either:

(i)

purchasing the Purchased Securities as principal for your own account and not for the benefit of any other Person and you have a NI 45-106 prospectus exemption available to you as set out in schedule D; or

(ii)

subscribing for the Purchased Securities as agent for a beneficial principal disclosed on the execution page of this Agreement, and you are an agent or trustee and each disclosed principal for whom you are acting has a NI 45-106 prospectus exemption available to him/her/it as set out in schedule D and is purchasing as principal for his/her/its own account and not for the benefit of any other Person; and

you have concurrently executed and delivered a certificate in the form of the attached schedule D.

(v)

The provisions of paragraph (a) of this subsection 4B will be true and correct both as of the date of execution of this Agreement and as of the Closing Date.

(w)

You acknowledge and consent to the release by the Company of certain information regarding your subscription, including your name, address, telephone number and registration instructions, the number of Offered Securities purchased, the number of shares held, your status as a subscriber as represented in schedule D hereto, and, if applicable, information regarding the beneficial ownership of you or your principal, in compliance with the Securities Laws or as otherwise required by law of the Company and for the purposes of arranging for the preparation of the certificates representing the Purchased Securities

5.

Canadian Legends

You acknowledge that the certificates representing the Purchased Securities and, if necessary, the certificate[s] representing the Warrant Shares, will bear the following legends:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [the date which is four months and one day after the Closing Date will be inserted].”

and

"WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [the date which is four months and one day after the Closing Date will be inserted]."

provided that subsequent to the date which is four months and one day after the Closing Date the certificates representing the Purchased Securities or, if applicable, the certificate representing the Warrant Shares, may be exchanged for certificates bearing no such legends.

6.

Representations, Warranties and Covenants of the Corporation

The Corporation hereby agrees with the Subscriber that the representations and warranties made by the Corporation to the Underwriter in the Underwriting Agreement shall be true and correct in all material respects as of the Closing Date (save and except as waived by the Underwriter). The Subscriber shall be entitled to rely on the representations, warranties and covenants made by the Corporation to the Underwriter in the Underwriting Agreement to the extent that they have not been varied, amended, altered or waived, in whole or in part, by the Underwriter and shall survive the closing of the Offering and shall continue in full force and effect for the benefit of the Subscriber in accordance with the terms of the Underwriting Agreement. The representations, warranties and covenants made by the Corporation to the Underwriter in the Underwriting Agreement are hereby incorporated by reference such that they form an integral part of this Agreement.

7.

Fee to Underwriter

(a)

Fee: You, if you are the Subscriber, or if you are not the Subscriber then on behalf of the Subscriber, acknowledge that the Underwriter are offering the Offered Securities by way of private placement basis and, in connection therewith, the Corporation and the Underwriter will have entered on the Closing Date into the Underwriting Agreement pursuant to which the Underwriter will receive a cash fee equal to 7% of the gross proceeds of the Offering and broker warrants entitling the Underwriter to purchase that number of Units from the Corporation that is equal in the aggregate to 8% of the number of Offered Securities sold under the Offering. No other fee or commission is payable by the Corporation in connection with the sale of the Offered Securities.

(b)

Acknowledgement: You, if you are the Subscriber, or if you are not the Subscriber then on behalf of the Subscriber, acknowledge that the Underwriter are selling the Offered Securities by way of private placement on a "Substituted Purchaser" basis and acknowledge that the Underwriter assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of the information regarding the Corporation which is publicly available, that the Underwriter have not engaged in or conducted an independent investigation with respect to the Corporation and that the Underwriter and the representatives and agents thereof are not liable for any information given or statement made to the Subscriber by the Corporation in connection with the Corporation or the transaction contemplated by this Agreement and the Subscriber hereby releases the Underwriter and the representatives and agents thereof from any claim that may arise in respect of this Agreement or the transaction contemplated hereby.

8.

General

(a)

Headings: The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement," "hereof," "hereunder", "herein" and similar expressions refer to this Agreement and not to any particular article, section or other portion hereof and include any agreement supplemental thereto and any exhibits attached hereto. Unless something in the subject matter or context is inconsistent therewith, reference herein to articles, sections and paragraphs are to articles, sections, subsections and paragraphs of this Agreement.

(b)

Number and Gender: Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and neuter and vice versa.

(c)

Severability: If one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby. Each of the provisions of this Agreement is hereby declared to be separate and distinct.

(d)

Notices: All notices or other communications to be given hereunder shall be delivered by hand or by telecopier, and if delivered by hand, shall be deemed to have been given on the date of delivery or, if sent by telecopier, on the date of transmission if sent before 5:00 p.m. and such day is a Business Day or, if not, on the first Business Day following the date of transmission.

(e)

Notices to the Corporation shall be addressed to:

Nevada Geothermal Power Inc. Suite 900 – 409 Granville Street Vancouver, British Columbia V6C 1T2

Attention:

Brian D. Fairbank

Telecopier:

604-688-5926

Notices to the Subscriber shall be addressed to the address of the Subscriber set out on the execution pages hereof.

Either the Corporation or the Subscriber may change its address for service aforesaid by notice in writing to the other party hereto specifying its new address for service hereunder.

(f)

Further Assurances: Each party hereto shall from time to time at the request of the other party hereto do such further acts and execute and deliver such further instruments, deeds and documents as shall be reasonably required in order to fully perform and carry out the provisions of this Agreement. The parties hereto agree to act honestly and in good faith in the performance of their respective obligations hereunder.

(g)

 Successors and Assigns: Except as otherwise provided, this Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

(h)

Entire Agreement: The terms of this Agreement express and constitute the entire agreement between the parties hereto with respect to the subject matter hereof and no implied term or liability of any kind is created or shall arise by reason of anything in this Agreement.

(i)

Time of Essence: Time is of the essence of this Agreement.

(j)

 Amendments: The provisions of this Agreement may only be amended with the written consent of all of the parties hereto.

(k)

Survival: Notwithstanding any other provision of this Agreement, the representations, warranties, covenants and indemnities of or by the Corporation contained herein or in any certificate, document or instrument delivered pursuant hereto shall survive the completion of the transactions contemplated by this Agreement.

(l)

Language: The parties hereto acknowledge and confirm that they have requested that this Agreement as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux présentes reconnaissent et confirment qu'elles ont convenu que la présente convention ainsi que tous les avis et documents qui s'y rattachent soient rédigés en langue anglaise.

(m)

Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

(n)

Counterparts: This Agreement may be executed in two or more counterparts which when taken together shall constitute one and the same agreement. Delivery of counterparts may be effected by facsimile transmission thereof.

(o)

Facsimile Copies: The Corporation and the Underwriter shall be entitled to rely on a facsimile copy of an executed subscription agreement and acceptance by the Corporation of such facsimile subscription shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms thereof.

If the foregoing is in accordance with your understanding, please sign and return this Agreement together with the other required documents signifying your agreement to purchase the Purchased Securities. You hereby authorize the Underwriter through which the Subscriber subscribed for the Purchased Securities to deliver a copy of this Agreement on your behalf to the Corporation.

EXECUTION PAGES
UNITS

TO:

NEVADA GEOTHERMAL POWER INC.

AND TO:

DUNDEE SECURITIES CORPORATION

The undersigned hereby accepts the foregoing and agrees to be bound by the terms set forth herein and, without limitation, agrees that you may rely upon the covenants, representations and warranties of the undersigned contained herein.

Dated as of this day of , 2007. Number of Offered Securities to be Purchased $0.65 each:
Aggregated Purchase Price:	$
Name (full legal name of Subscriber) and Address of Subscriber

(address, including postal code)

(telephone number)
(facsimile number)

(signature)
(please print name)
(official capacity)

(social security number or federal corporate/business account number)

If you are signing this Agreement as agent for a beneficial purchaser, including a trust company or portfolio manager signing this Agreement as trustee or as agent for a fully-managed account, please provide the following information for each beneficial purchaser:

(name of beneficial purchaser)

(address of beneficial purchaser)
(social insurance number or federal corporate/business account number)

The above-mentioned subscription is hereby accepted by Nevada Geothermal Power Inc.

DATED as of this        day of                                      , 2007.

NEVADA GEOTHERMAL POWER INC.

By:

Authorized Signing Officer

Schedule A
TERM SHEET

The Offering

Issuer:

Nevada Geothermal Inc. (the “Corporation”) (NGP:TSXV)

Offering:

Private placement of units on a bought deal basis. Each unit shall consist of one common share of the Company and one share purchase warrant of the Company. Each whole share purchase warrant shall entitle the holder thereof to acquire one common share of the Corporation at an exercise price of Cdn. $1.10 for a period of 24 months. If the closing price of the Corporation’s common shares on a public market exceeds Cdn. $1.65 for ten (10) consecutive business days at any time after the Closing Date, the Corporation may issue a press release indicating the warrant expiry date will “accelerate” to the date set forth in the press release, which will be no earlier than 30 days following the date the press release is issued

Offering Size:

$2,502,500 or 3,850,000 Units

Issue Price:

$0.65 per Unit

Over-

The Underwriter will have the option, upon Company consent, to purchase up to

Allotment

19,227,000 additional units, exercisable in whole or in part for 30 days following the Closing Date, at the Offering Price, subject to applicable securities laws.

Option

Use of

The net proceeds, including the over-allotment option, of the issuance of expected to total

Proceeds:

approximately $13,956,500 (prior to the exercise of the Warrants) after deducting fees payable by the Company to the Agent of approximately $1,053,500 and the expenses of this Offering (currently estimated to be $40,000). The Company will use the net proceeds of the Offering to fund further development at the Blue Mountain, Black Warrior, Pumpernickel, Crump Geyser geothermal projects and general working capital purposes.

Offering

Private placement to “Accredited Investors” in the Provinces of Alberta, British Columbia,

Jurisdiction:

Saskatchewan, Quebec, Nova Scotia and Ontario and in the United States to “Qualified Institutional Buyers” and to a limited number of institutional “Accredited Investors” pursuant to Regulation D. of the U.S. Securities Act of 1933

Minimum

Subscribers must invest the following amounts:

Subscription:

$25,000 minimum for “accredited investors” in the province of Saskatchewan

$150,000 per issuer for non “accredited investors” in the provinces of British Columbia, Alberta, Ontario and Quebec.

Risk Factors:

THIS IS A SPECULATIVE OFFERING. The purchase of these securities involves a number of significant risks including, but not limited to: the Corporation has not yet secured a power purchase agreement for the entire reserve potential; the Corporation must secure debt and equity financing to construct the geothermal electrical power generation facility; the market price of electricity is volatile and may impact future potential profitability; the Corporation will be subject to environmental regulations; and there are risks associated with further drilling.

Hold Period

Investors will be subject to a four (4) month hold period in all Offering Jurisdictions. U.S. investors will be able to resell the securities pursuant to Regulation S on the TSX-V after the 4 month hold period ends. The securities have not been, and will not be, registered under the Securities Act of 1933. The resale of the securities by or to U.S. persons will be subject to restrictions.

Closing Date:  Closing is scheduled for such date as may be designated by the Agent (the “Initial Closing Date”), no later than February 26, 2007.

Underwriter:

Dundee Securities Corporation

Schedule B

ALL SUBSCRIBERS INFORMATION SHEET

Information to be completed by the Subscriber:

A.

Registration Form

The Subscriber, if not an individual, either [check appropriate box]:

[   ]

has previously filed with the TSX Venture Exchange (the "Exchange") a Form 4C, Corporate Placee           Registration Form, represents and warrants that there has been no change to any of the information in the Corporate Placee Registration Form previously filed with the Exchange up to the date hereof; or

[   ]

hereby delivers a completed Form 4C, Corporate Placee Registration Form, in the form attached as appendix A to this schedule B to the Corporation for filing with the Exchange.

B.

Present Ownership of Securities

The Subscriber either [check appropriate box];

[    ]

does not own directly or indirectly, or exercises control or direction over, any common shares of the Corporation or securities convertible into common shares of the Corporation; or

[    ]

owns directly or indirectly, or exercises control or direction over,

 outstanding common shares of the Corporation and convertible securities entitling the Subscriber to acquire additional common shares of the Corporation which, if converted, in the aggregate would represent            common shares of the Corporation.

C.

Insider Status

The Subscriber either [check appropriate box];

[    ]

is an "Insider" of the Corporation as defined in the policies of the Exchange

(a)

a director or senior officer of the Corporation;

(b)

a director or senior officer of a company that is itself an insider or subsidiary of the Corporation;

(c)

a person that beneficially owns or controls, directly or indirectly, voting shares of the Corporation carrying more than 10% of the voting rights attached to all the Corporation's outstanding voting shares; or

(d)

the Corporation itself if it holds any of its own securities of its own.

[    ]

is not an Insider of the Corporation.

D.

Member of "Pro Group"

The Subscriber either [check appropriate box]:

[    ]

is a Member of the "Pro Group" as defined in the Rules of the Exchange, as follows:

1.

subject to subparagraphs (2), (3) and (4), either individually or as a group:

(a)

the member (i.e. a member of the TSX Venture Exchange under the Exchange requirements);

(b)

employees of the member;

(c)

partners, officers or directors of the member;

(d)

affiliates of the member; and

(e)

associates of any parties referred to in subparagraphs (a) through (e);

2.

the Exchange may, in its discretion, include a person or party in the Pro Group for the purposes of a particular calculation where the Exchange determines that the person is not acting at arm's length with the member;

3.

 the Exchange may, in its discretion, exclude a person from the Pro Group for the purposes of a particular calculation where the Exchange determines that the person is acting at arm's length with the member;

4.

the member may deem a person who would otherwise be included in the Pro Group pursuant to subparagraph (1) to be excluded from the Pro Group where the member determines that:

(a)

the person is an affiliate or associate of the member acting at arm's length of the member;

(b)

the associate or affiliate has a separate corporate and reporting structure;

(c)

there are sufficient controls on information flowing between the member and the associate or affiliate; and

(d)

the member maintains a list of such excluded persons; or

[    ]

is not a member of the Pro Group

Appendix A to Schedule B
CORPORATE SUBSCRIBERS

THE TSX VENTURE EXCHANGE PRIVATE PLACEMENT FORM

FORM 4C
CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The Corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) with the Exchange.

1.

Place Information.

	(a)	Name:
	(b)	Complete Address:
	(c)	Jurisdiction of Incorporation or Creation:
2.	(a)	Is the Placee purchasing securities as a portfolio manager (yes/no)?
	(b)	Is the Placee carrying on business as a portfolio manager outside of Canada (yes/no)?

3.

If the answer to 2(b) above was "yes", the undersigned certifies that:

(a)

It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

(b)

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in

[jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)

it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)

the total asset value of the investment portfolios it manages on behalf of clients is not less that $20,000,000; and

(e)

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing

4.

If the answer to 2(a). above was "no", please print the names and addressed of control persons of the Placee:

Name:	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (see for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).

Acknowledgement - Personal Information

"Personal Information" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a)

the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b)

the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at                    ,                          on the               day of                                   , 2007.

Name of Subscriber - please print
Authorized Signature
Official Capacity - please print
Please print name of individual whose signature appears above

THIS IS NOT A PUBLIC DOCUMENT

Schedule C

ALL SUBSCRIBERS

REGISTRATION AND DELIVERY INSTRUCTIONS

1.

Delivery: Please deliver the certificates representing the Purchased Securities to:

Name
Account reference, if applicable
Contact name
Address, including postal code
Telephone number

2.

Registration: The certificates representing the Purchased Securities which are to be delivered at Closing should be registered as follows:

Name
Account reference, if applicable

Address, including postal code

Words and terms herein with the initial letter or letters thereof capitalized and defined in the Agreement shall have the meanings given to such capitalized words and terms in the Agreement.

Schedule D

CANADIAN SUBSCRIBERS – CERTIFICATE

TO:

NEVADA GEOTHERMAL POWER INC.

CERTIFICATE

In connection with the purchase by the undersigned or the disclosed principal, as the case may be, (the "Purchaser") of Units (the "Purchased Securities") of Nevada Geothermal Power Inc. (the "Company"), the undersigned hereby represents, warrants, covenants to and with you and certifies to you (on behalf of itself or on behalf of the disclosed principal, as the case may be) that:

1.

The Purchaser is resident in a British Columbia, Alberta, Nova Scotia, Quebec or Ontario or is subject to the Securities Laws of one of those provinces;

2.

The Purchaser is purchasing the Purchased Securities as principal for its own account;

3.

The Purchaser is (please initial the appropriate line):

(a)

             an "accredited investor" within the meaning of National Instrument 45-106 Prospectus and Registration Exemptions, by virtue of satisfying the indicated criterion as set out in appendix “1” to this certificate (YOU MUST ALSO INITIAL APPENDIX 1 TO THIS CERTIFICATE);

(b)

             a subscriber purchasing the Purchased Securities for an aggregate acquisition cost of not less than Cdn.$1 50,000 paid in cash at the time of the trade (other than a person created or used solely to purchase or hold securities in reliance on this exemption from the dealer registration requirement or the prospectus requirement);

(c)

             an employee, executive officer, director on consultant of the issuer or a related entity of the issuer, or a permitted assign of any such person, if participation in the trade is voluntary (for the purpose of this provision, a person includes a trustee, custodian or administrator acting as agent for that person for the purpose of facilitating a trade);

(d)

             in Ontario, a founder of the Company; an affiliate of a founder of the Company; a spouse, parent, brother, sister, grandparent or child of an executive officer, director or founder of the Company, or a person that is a control person of the Company; or

(e)

             except in Ontario, a director, executive officer or control person of the Company, or of an affiliate of the Company;

(f)

             except in Ontario, a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Company, or of an affiliate of the Company;

(g)

             except in Ontario, a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Company, or of an affiliate of the Company;

(h)

             except in Ontario, a close personal friend (by reason of the fact that you have known such individual for a sufficient period of time and in a sufficiently close relationship to be in a position to assess the capabilities and the trustworthiness of such individual) of a director, executive officer or control person of the Company, or of an affiliate of the Company;

(i)

             except in Ontario, a close business associate (by reason of the fact that you have had sufficient prior business dealings with such individual to be in a position to assess the capabilities and trustworthiness of such individual) of a director, executive officer or control person of the Company, or of an affiliate of the Company;

(j)

             except in Ontario, a founder of the Company or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company;

(k)

             except in Ontario, a parent, grandparent, brother, sister or child of the spouse of a founder of the Company;

(l)

             except in Ontario, a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in subsections (d) to (k) above; or

(m)

             except in Ontario, a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in subsections (d) to (k) above;

4.

The above representations, warranties and covenants will be true and correct both as of the execution of this certificate and as of the closing time of the purchase and sale of the Purchased Securities and will survive the completion of the issue of the Purchased Securities; and

5.

The foregoing representations, warranties and covenants are made by the undersigned with the intent that they be relied upon in determining the suitability of the undersigned as a purchaser of the Purchased Securities and the undersigned undertakes to immediately notify the Company of any change in any statement or other information relating to the Purchaser set forth herein which takes place prior to the closing time of the purchase and sale of the Purchased Securities.

Dated:

, 2007

Name of Purchaser:

By:
Signature

Title

(please print name of individual whose signature appears
above, if different from name of purchaser printed above)

Appendix 1 to Schedule A

Accredited Investor – (defined in National Instrument 45-106) means (Initial the appropriate box):

             (a)

a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada),

             (b)

the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

             (c)

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of  that subsidiary,

              (d)

a person or company registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

              (e)

an individual registered or formerly registered under the securities legislation of a jurisdiction of  Canada, as a representative of a person or company referred to in paragraph (d),

              (f)

the government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the government of Canada or a jurisdiction of Canada,

              (g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’ile de Montréal or an intermunicipal management board in Québec,

              (h)

any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

              (i)

a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,

              (j)

an individual who, either alone or jointly with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds Cdn.$ 1,000,000,

              (k)

an individual whose net income before taxes exceeded Cdn.$200,000 in each of the 2 most recent years or whose net income before taxes combined with that of a spouse exceeded Cdn.$300,000 in each of the 2 most recent years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

              (l)

an individual who, either alone or with a spouse, has net assets of at least Cdn.$ 5,000,000,

              (m)

a person, other than an individual or investment fund, that has net assets of at least Cdn.$5,000,000 as shown on its most recently prepared financial statements (other than a person created or used solely to purchase or hold securities as an accredited investor),

              (n)

an investment fund that distributes or has distributed its securities only to

(i)

a person that is or was an accredited investor at the time of the distribution,

(ii)

a person that acquires or acquires or acquired securities in the circumstances referred to in sections 2.10 “Minimum amount investment” and 2.19 “Additional investment in investment funds”, or

(iii)

a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 “Investment fund reinvestment”,

              (o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of  Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

              (p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

              (q)

a person or company trading as agent on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund,

              (r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of  the registered charity to give advice on the securities being traded,

              (s)

an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) and paragraph (i) in form and function,

              (t)

a person or company in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

              (u)

an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

              (v)

a person that is recognized or designated by the securities regulatory authority or, except in Ontario   and Québec, the regulator as, (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia after National Instrument 45-106 Prospectus and Registration Exemptions comes into force, and confirmation of such status is being provided to the Company.

NOTE: The investor should initial beside the portion of the above definition applicable to it. For the purposes hereof:

(a)

“consultant” means, for an issuer, a person, other than an employee, executive officer, or director of the issuer or of a related entity of the issuer that (a) is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution, (b) provides the services under a written contract with the issuer or a related entity of the issuer, and (c) spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer.

(b)

“control person” has the meaning ascribed to that term in the securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Québec where control person means any person that holds or is one of a combination of persons that holds (a) a sufficient number of any of the securities of an issuer so as to affect materially the control of the Company, or (b) more than 20% of the outstanding voting securities of the Company except where there is evidence showing that the holdings of those securities does not affect materially the control of the Company.

(c)

“Canadian financial institution” means (a) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (b) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada.

(d)

“director” means (a) a member of the board of directors of a company or an individual who performs similar functions for a company, and (b) with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company.

(e)

“executive oficer” means, for an issuer, an individual who is (a) a chair, vice-chair or president, (b) a vice-president in charge of a principal business unit, division or function including sales, finance or production, (c) an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer; or (d) performing a policy-making function in respect of the issuer.

(f)

“financial assets” means cash, securities or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation.

(g)

“founder” means, in respect of the Company, means a person who,

(i)

acting alone, in conjunction, or in concert with one or more other persons or companies, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the Company, and

(ii)

at the time of the proposed trade, is actively involved in the business of the Company.

(h)

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction.

(i)

“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an employee venture capital corporation and a venture capital corporation as such terms are defined in National Instrument 81-106 Investment Fund Continuous Disclosure.

(j)

“non-redeemable investment fund” means an issuer:

(i)

whose primary purpose is to invest money provided by its security holders,

(ii)

that does not invest, (i) for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or (ii) for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(k)

that is not a mutual fund.

(l)

 related liabilities” means

(i)

liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii)

liabilities that are secured by financial assets.

(m)

“spouse” means, an individual who,

(i)

is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(ii)

is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)

in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).

(n)

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

Afiliates and Control

1.

An issuer is considered to be an affiliate of another issuer if (a) one of them is the subsidiary of the other, or (b) each of them is controlled by the same person.

2.

A person (first person) is considered to control another person (second person) if

(a)

the first person, directly of indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation;

(b)

the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership; or

(c)

the second person is a limited partnership and the general partner of the limited partnership is the first person.